                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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







                      [NORTH BANCSHARES, INC. LETTERHEAD]







                                 March 13, 1997



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of North Bancshares, Inc. (the "Company"), we cordially invite you to attend the Annual Meeting (the "Meeting") of Stockholders of the Company. The Meeting will be held at 10:00 a.m., local time, on April 23, 1997 at the Company's main office located at 100 West North Avenue, Chicago, Illinois.

     At the Meeting, stockholders are being asked to elect one director, to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ended December 31, 1997. Stockholders are also asked to vote on a resolution proposed by a stockholder. Your Board of Directors unanimously recommends that you vote FOR THE NOMINEE AND THE RATIFICATION of the independent auditors. Your Board of Directors also recommends that you vote AGAINST THE STOCKHOLDER PROPOSAL, as described herein.

     Whether or not you plan to attend, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This action will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

       Thank you for your attention to this important matter.

                                            Very truly yours,




                                            MARY ANN HASS
                                            Chairman and Chief Executive Officer

                             NORTH BANCSHARES, INC.
                             100 West North Avenue
                            Chicago, Illinois 60610
                                 (312) 664-4320

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 23, 1997


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of North Bancshares, Inc. ("North Bancshares" or the "Company") will be held at the Company's main office, located at 100 West North Avenue, Chicago, Illinois at 10:00 a.m., local time, on April 23, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

1.   The election of one director of the Company;

2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997;

3. The stockholder proposal concerning the creation of a special committee of the Board of Directors;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. Other than as set forth in the accompanying Proxy Statement, the Board of Directors is not aware of any other business to properly come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record as of the close of business on March 3, 1997, are the stockholders entitled to vote at the Meeting, and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            By Order of the Board of Directors



                                            Mary Ann Hass
                                            Chairman and Chief Executive Officer


Chicago, Illinois
March 13, 1997

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                             NORTH BANCSHARES, INC.
                             100 West North Avenue
                            Chicago, Illinois 60610
                                 (312) 664-4320



                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 1997


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of North Bancshares, Inc. ("North Bancshares" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's main office, located at 100 West North Avenue, Chicago, Illinois, on April 23, 1997, at 10:00 a.m., local time, and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about March 13, 1997. Certain of the information provided herein relates to North Federal Savings Bank ("North Federal" or the "Bank"), a wholly owned subsidiary and predecessor of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of one director of the Company, a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and a stockholder proposal, as described herein.

VOTE REQUIRED AND PROXY INFORMATION

     All shares of the Company's common stock, par value $.01 per share ("Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominee and the ratification of independent auditor and AGAINST the stockholder proposal. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to properly come before the Meeting. The Company is aware of certain stockholder proposals that have not been properly presented to the Company for consideration at the Meeting. In the event any such stockholder proposals or any other proposals or other business should properly come before the Meeting, the holders of proxies acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Victor E. Caputo, Secretary, North Bancshares, Inc., 100 West North Avenue, Chicago, Illinois 60610.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on March 3, 1997, will be entitled to one vote for each share then held. As of that date, the Company had 1,050,950 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock, (ii) and all directors and officers as a group.


Beneficial Owner                  Shares Beneficially Owned       Percent of Class
----------------                  -------------------------       ----------------
North Bancshares, Inc.(1)                110,831                       10.55%
Employee Stock Ownership Plan
100 West North Avenue
Chicago, Illinois   60610

Mary Ann Hass/Elmer L. Hass(2)            96,560                        8.84
100 West North Avenue
Chicago, Illinois  60610

Robert H. Rusher(3)                       77,391                        7.17
100 West North Avenue
Chicago, Illinois  60610

Directors and executive officers         308,287                       26.38
of the Company and the Bank as a
group (10 persons)(4)

---------------

(1)  The amount reported represents shares held by the Company's Employee
     Stock Ownership Plan ("ESOP"), 48,441 of which were allocated to accounts
     of participants.   John P. Koch, the trustee of the ESOP, may be deemed to
     beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.

(2) Includes shares held directly, jointly with family members, in a retirement account or allocated to the ESOP account of either individual, as well as 3,887 restricted shares awarded under the Recognition and Retention Plan ("RRP") and 41,658 shares subject to options granted under the 1993 Stock Option and Incentive Plan ("Stock Option Plan") which are currently exercisable. Mr. and Mrs. Hass are deemed to beneficially own all shares held either directly or indirectly by either individual.

(3) Includes shares held directly and jointly with family members, as well as 27,772 shares subject to options granted under the Stock Option Plan which are currently exercisable.

(4) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have shared or sole voting and/or investment power. This amount also includes 6,884 restricted shares in the aggregate awarded under the RRP and 117,775 in the aggregate subject to options granted under the Stock Option Plan which are currently exercisable.


                           I.  ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors currently consists of six members. Each of the directors of the Company has served in such capacity since its incorporation on September 23, 1993. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors is elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors are elected and qualified. Mr. Paul Rose retired as a director of the Company on January 17, 1997, having reached the age of 75. His dedication and guidance over the many years will be greatly missed. At a meeting of the Board of Directors on January 17, 1997 the Board reduced the number of directors to six.


     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominee identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend.
At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.


                                                                        Shares of
                                                                       Common Stock
                                                                       Beneficially    Percent
                          Position(s) Held        Director  Term to      Owned at         of
Name              Age(1)  in the Company          Since(2)  Expire   March 3, 1997(3)  Class(3)
----              ------  --------------          --------  -------  ----------------  --------

                                       NOMINEE

James L. Ferstel    69    Director                  1983     1997           24,820        2.35%

                                DIRECTORS CONTINUING IN OFFICE

Robert H. Rusher    68    Director                  1993     1999           77,391        7.17

Elmer L. Hass       68    Director                  1968     1999           96,560(4)     8.84

Michael J. Perri    73    Director                  1972     1999           19,720        1.86

Mary Ann Hass       64    Chairman of the Board     1962     1998           96,560(4)     8.84
                          and Chief Executive
                          Officer

Joseph A. Graber    46    President and Director    1993     1998           41,678        3.93

---------------

(1)  At December 31, 1996.

(2)  Includes service as a director of the Bank.

(3) Amounts include shares held directly and jointly with family members, as well as shares held in retirement accounts, allocated to the ESOP accounts of the named individuals, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Amounts also include 555, 3,332, and 1,110 restricted shares granted under the RRP to each non-employee director other than Mr. Rusher, Chairman Hass, and Mr. Graber, respectively, over which such individuals have voting power, as well as 6,943, 34,715, 27,772 and 10,000 shares subject to options granted under the Company's Stock Option Plan to each non-employee director (other than Mr. Rusher), Chairman Hass, Mr. Rusher and Mr. Graber, respectively, which are currently exercisable.

(4) Mr. and Mrs. Hass are deemed to beneficially own all shares held either directly or indirectly by either individual.

     The business experience of each director of the Company is set forth below. All directors have held their present position with the Bank for at least five years unless otherwise indicated.

     James L. Ferstel - Mr. Ferstel has been a practicing attorney in the Chicago area since 1952.

     Robert H. Rusher - Mr. Rusher retired in 1995 after serving as President and Chief Operating Officer of the Company since its formation in 1993, and President and Chief Operating Officer of the Bank since 1992. He was elected to the Board of Directors and as attorney to the Bank in 1960; and was appointed an Advisory Director in 1979. Before beginning his career with the Bank, Mr. Rusher was an associate with the law firm of Koch & Koch and a partner in the firm of Eley, Rusher and Koch. Mr. Rusher also served on the Board of Directors of Chicagoland Association of Savings Institutions and the Lincoln Park Conservation Association. Mr. Rusher is the brother-in-law of Mrs. Hass.

     Elmer L. Hass - Mr. Hass was employed as a foreman by Cragin Metal Products, Inc. from 1955 until his retirement on November 30, 1993. Mr. Hass is Mrs. Hass' husband.

     Michael J. Perri - Mr. Perri is a retired Senior Vice-President of the
Bank.

     Mary Ann Hass - Mrs. Hass has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in 1993, and as Chairman of the Board and Chief Executive Officer of the Bank since 1968. She has served in various capacities since beginning her career with the Bank in 1950. Mrs. Hass has served on the Board of Directors of the Illinois League of Financial Institutions; the Board of Trustees of the Latin School of Chicago; the Board of Directors of the New City YMCA, formerly known as ISHAM YMCA. She is also a past chairman and director of the Chicagoland Association of Savings Institutions; past president and director of the Federal Savings and Loan Council of Illinois; and past president and director of the Lincoln Park Chamber of Commerce. She also has served on the Board of Directors and the Supervisory Committee of the Norwood Park Catholic Credit Union. Mrs. Hass is currently serving on the Resource Development Committee of the Neighborhood Housing Services of Chicago, Inc. and the Housing Finance Development Committee of the International Union of Housing Finance Institutions and she is a member of The Economic Club and Executive Club of Chicago. Mrs. Hass has also served on the Publications Committee of the International Union of Housing Finance Institutions.

     Joseph A. Graber - Mr. Graber was appointed President of the Company and the Bank in 1995 after serving as Executive Vice President and Corporate Secretary of the Company since its formation in 1993, and Executive Vice President, Corporate Secretary and Advisory Director of the Bank since 1992. Mr. Graber also has served as Assistant Controller, Branch Manager, Vice President and Senior Vice President during his tenure with the Bank, which began in 1972. Mr. Graber is a past President of the Wilmette Kiwanis Club and has served on the Board of Directors of the Wilmette Chamber of Commerce. He was also Trustee of the Chicago Savings and Trust Forum and Chairman of the Lincoln Park Unit of the American Cancer Society.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     MEETINGS AND COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS. The Company's Board of Directors meets as needed upon the written request of the Chairman of the Board or at least three Directors. The Board of Directors met seven times during fiscal 1996. During fiscal 1996, no incumbent director of the Company attended fewer than 100% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. The Company's Directors are paid a fee of $250 per meeting attended for their services as such unless such meeting is held immediately following a meeting of the Bank's Board of Directors.

     The Board of Directors of the Company has standing Audit, Compensation and Allocation and Executive Committees.

     The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Messrs. Perri and Rusher. This committee met twice during the fiscal year ended December 31, 1996.

     The Compensation and Allocation Committee is composed of Messrs. Ferstel, Perri and Hass. Mr. Rose was also a member of the Committee during 1996. This committee administers the Company's Stock Option Plan and the RRP, and reviews compensation and benefit matters. This committee met once during the fiscal year ended December 31, 1996.

     The Executive Committee is composed of Mrs. Hass and Messrs. Graber and Perri. To the extent authorized by the Board of Directors and the Bylaws, this committee exercises all of the authority of the Board of Directors between Board Meetings. Specifically, the committee works with senior management to accomplish the goals and objectives of the Company, and to formulate future business strategies. The Executive Committee met three times during the year ended December 31, 1996.

     MEETINGS AND COMMITTEES OF THE BANK'S BOARD OF DIRECTORS. The Bank's Board of Directors meets monthly and may have additional special meetings upon the written request of the Chairman of the Board or at least three directors. The Board of Directors met 13 times during the year ended December 31, 1996. During fiscal 1996, no incumbent director of the Bank attended fewer than 100% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors and Advisory Directors of the Bank were paid an annual retainer fee of $7,200 and an additional fee of $300 per meeting attended during fiscal 1996.

     The Bank has standing Asset Liability-Risk Management, Compensation and Allocation, Community Reinvestment Act ("CRA"), Executive, Interest Rate and Loan Committees.

     The Asset-Liability Risk Management Committee evaluates the Bank's assets and liabilities and identifies problem assets. The committee also considers investment recommendations and determines actions to be taken thereon. The current members of this committee are Mrs. Hass and Messrs. Graber, Caputo and Trofimuk. This committee held four meetings during the year ended December 31, 1996.

     The Compensation and Allocation Committee establishes the salaries of Bank personnel and reviews other compensation and benefit matters. Messrs. Ferstel, Perri, Rose and Hass are the current members of the Compensation Committee. This committee met one time during fiscal 1996.

     The CRA Committee reviews the Bank's CRA Statement and the Bank's general overall compliance with the requirements of the Community Reinvestment Act and makes recommendations or changes on the CRA Statement to the Board. The CRA Committee is composed of Messrs. Perri, Graber and Taylor. This committee met one time in fiscal 1996.

     The Bank's Executive Committee exercises the powers of the full Board of Directors between Board meetings, except that this committee does not have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Bank. The Executive Committee is composed of Mrs. Hass and Messrs. Graber and Perri. The Executive Committee met once during the year ended December 31, 1996.

     The Interest Rate Committee manages the Bank's interest rate risk and sets the interest rates paid by the Bank. The committee consists of Mrs. Hass and Messrs. Graber, Caputo and Trofimuk and meets once a week.

     The Loan Committee reviews and evaluates loans and approves loans and loan commitments, within the guidelines established by the Board. The current members of this committee are Mrs. Hass and Messrs. Graber, Caputo and Taylor. The Loan Committee met as usual to approve loan applications, review loan policies and set interest rates during the year ended December 31, 1996.

EXECUTIVE COMPENSATION

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

     The following table sets forth information regarding compensation paid by the Company and the Bank to their Chief Executive Officer for services rendered during the fiscal year ended December 31, 1996. No other executive officer made in excess of $100,000 during the fiscal year ended December 31, 1996.




================================================================================================================
                                         SUMMARY COMPENSATION TABLE

                     ANNUAL COMPENSATION                            LONG TERM COMPENSATION

                                                                       AWARDS         PAYOUTS
                                                                RESTRICTED
                                                  OTHER ANNUAL    STOCK     OPTIONS/      LTIP        ALL OTHER
NAME AND PRINCIPAL           SALARY     BONUS     COMPENSATION   AWARD(S)     SARS     PAYOUTS      COMPENSATION
POSITION              YEAR   ($)(1)      ($)         ($)(3)        ($)        (#)          ($)        ($)(4)

Mary Ann Hass         1996  $127,350  $ 7,068(2)  $     ---     $      ---       ---  $   ---     $   37,622
Chairman and Chief    1995   115,850   24,867(2)        ---            ---       ---      ---         33,089
Executive Officer     1994   110,650      ---           ---            ---       ---      ---         25,089
================================================================================================================

(1) Includes director's fees of $11,350, $10,850 and $10,150 for fiscal 1996, 1995 and 1994, respectively.

(2)  Represents a payment in lieu of a pension plan contribution.

(3) Does not include perquisites which did not exceed the lesser of $50,000 or 10% of Mrs. Hass' salary and bonus.

(4) Represents the dollar value of term life insurance premiums paid by the Bank on Mrs. Hass' behalf and contributions to Mrs. Hass' account under the ESOP, respectively, as follows: (i) 1996 - $1,404 and $36,218; (ii) 1995 - $1,404 and $31,685; and (iii) 1994 - $1,471 and $23,618.

     The following table provides information as to stock options exercised by the Company's Chief Executive Officer during fiscal 1996 and the value of the options held by the Chief Executive Officer on December 31, 1996.


==========================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                      OPTION VALUES
                                                                                                     VALUE OF
                                                                NUMBER OF                          UNEXERCISED
                                                               UNEXERCISED                         IN-THE-MONEY
                                                                OPTIONS AT                          OPTIONS AT
                                                                FY-END (#)                        FY-END ($)(1)
               SHARES ACQUIRED
    NAME       ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE (#)  UNEXERCISABLE (#)  EXERCISABLE ($)  UNEXERCISABLE ($)

Mary Ann Hass        ---               $---         34,715          ---                 $225,648          $ ---
==========================================================================================================================

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the option exercise price of $10.00 per share and the closing price of $16.50 per share as reported on the Nasdaq National Market on December 31, 1996.


EMPLOYMENT AGREEMENTS

     The Bank has entered into employment agreements with Chairman Hass and Messrs. Graber, Caputo and Trofimuk. The employment agreements are designed to assist the Bank and the Company in maintaining a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of their officers. The employment agreements provide for an annual base salary in an amount not less than the employee's then current salary and an initial term of three years with respect to Chairman Hass and Messrs. Graber and Caputo, and one year with respect to Mr. Trofimuk. The agreements provide for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreements, subject to a performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment agreements are also terminable by the employee upon 90 days notice to the Bank.

     The employment agreements provide for payment to the employee of his or her salary for the remainder of the term of the agreement, plus up to 299% of the employee's base compensation with respect to Chairman Hass and Messrs. Graber and Caputo, and up to 100% of base compensation with respect to Mr. Trofimuk, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended, to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. Section 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Company's Common Stock. The agreements guarantee participation in an equitable manner in employee benefits applicable to executive personnel.

     Based on their current salaries, if the employment of Chairman Hass and Messrs. Graber, Caputo and Trofimuk had been terminated as of December 31, 1996, under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $347,000 $236,000, $208,000 and $49,000, respectively.

CERTAIN TRANSACTIONS

     The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's Loan Committee. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. As required under Federal law, all loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Company's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     The Bank has made several loans to its directors and officers, or certain family members or affiliates thereof, in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other unfavorable features or which complied with applicable rules concerning loans to such persons in effect at the time when the loans were made.


                II.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement for KPMG Peat Marwick LLP to be its auditors for the 1997 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                           III.  STOCKHOLDER PROPOSAL

     Management receives suggestions and proposals throughout the year from stockholders, customers of the Company and others. Such proposals are welcomed, and management seeks to assure that its views on the action it proposes to take in their implementation or rejection are communicated to the proponent. Some proposals from stockholders are presented to the Company in the form of resolutions, and they may be adopted and implemented by management after review with and agreement by their proponents, and therefore, need not be presented to the stockholders. Other resolutions from stockholders, like the one presented below, are properly presented to the Company, but are regarded by management as not being in the best interests of the Company or its stockholders, and are presented in the proxy materials to the stockholders for a vote as required by law.

     The name and address and the number of shares held by the stockholder submitting the following proposal will be furnished by the Company to any person either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

PROPOSED RESOLUTION

     "RESOLVED, that the shareholders of North Bancshares, Inc. hereby recommend that the Board of Directors appoint a special committee, for the purpose of soliciting, reviewing and negotiating offers to acquire North Bancshares, Inc. on terms that are fair and in the best interests of all of the shareholders of North Bancshares, Inc. The special committee should consist of all directors except those who are current or former officers of North Bancshares, Inc. or who are related by blood or marriage to a current or former officer of North Bancshares, Inc."

SUPPORTING STATEMENT

     "Proponent believes that, in view of the poor historical returns of the company and the lack of an effective plan to improve performance in the future, the best method of enhancing and maximizing shareholder value is the creation of a committee of independent directors to actively explore the possibility of the sale of the company. Proponent states that in the three years that North Bancshares, Inc., has been a stockholder-owned company, return on equity, return on assets and the market value of the company stock have been well below peer group averages. Those deficiencies continue to exist even though there have been frequent share repurchases which management has undertaken to buoy the stock price. Return on equity in 1995 was 3.27% and return on assets 0.64%--results far below industry standards of 12% and 1% respectively.
Results for the first nine months of 1996 had deteriorated further to a ROE of 1.73% and a ROA of .29%. The company's ROE and ROA performances are in the bottom 20% of all national publicly traded thrifts. The company's stock price also continues to languish below book value at a time when the market price of the 431 national publicly traded thrifts was 111% of book value. As further evidence of the poor performance of the company stock, proponent points out that the average acquisition price of the 43 thrifts sold during the first three quarters of 1996 was 138% of book value.

     Proponent further states that the strategy espoused by management in the 1995 Annual Report has no specific financial goals nor clear vision to improve the company's performance either in the short term or in the long run.

     Proponent additionally states that management has ignored requests made by several shareholders at the 1996 Annual Meeting of North Bancshares, Inc., to seek outside professional assistance to enhance shareholder value.

     Consequently, proponent recommends out of fairness to the shareholders of the company that the Board of Directors create a special committee to carry out this effort to maximize shareholder value and better serve the interests of all of the shareholders."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS.

     The Board of Directors recognizes as its primary duty the maximization of stockholder value. The Board believes that the short-term solution to increasing stockholder value advocated by the above proposal, the sale of the Company, would not compensate stockholders sufficiently for the value their shares in the Company represent. The Board believes that the long-term business plan of the Company will provide stockholders the greatest value.

     The Company's three year business plan provides for very specific targets and goals to be achieved during the term of the plan and is designed to position the Company for future earnings growth. The proponent is wrong when he states that management has ignored requests to seek outside assistance. Management has reviewed the plan's targets and goals with investment bankers, stock analysts and market-makers, as well as a professional economist that the Company retains on a consulting basis. Their comments and recommendations have been incorporated into the plan. Details of the plan are outlined in the Company's Annual Report to Stockholders which has been provided to stockholders along with this proxy statement.

     We believe that the proponent's statement contains misleading information and erroneous statements. The proponent refers to peer group averages but then makes comparisons with 431 national publicly traded thrifts. The Company's peer group is Illinois thrifts with assets of $250 million or less. Statistics for all publicly traded Illinois thrifts, based on September 30, 1996 financials and a January 13, 1997 stock price as set forth in The Regional Market Overview for Illinois Publicly Traded Thrifts, prepared by Friedman, Billings, Ramsey & Co., Inc., indicate an average return on average assets of .70%, an average return on average equity of 5.6%, a price to book value of 103% and a dividend yield of 1.2%. Based on the same report, the Company's return on average assets was .60%, its return on average equity was 3.5%, its price to book value was 100% and its dividend yield was 2.42%.

     The proponent also suggests that the Company has had poor stock performance and deteriorating returns.

     Based on the stock offer price of $19.25 as of March 6, 1997, the initial public offering ("IPO") price of $10.00, a regular quarterly dividend of $.12 per share, and the most recent earnings report, the facts are as follows:

         1. The Company has provided a 26% compounded annual return on investment since the IPO.

         2. The Company has increased the regular dividend by 98% since the first payment in 1995. The yield is 2.65% on the current price and 4.80% on the IPO price.

         3. The Company's stock is currently trading at approximately 114% of book value, which is above our peer group.

         4. During 1996, the implementation year of the strategic plan, the Company, after factoring out the SAIF Special Assessment, achieved 12% net income growth and a 25% increase in earnings per share. Fourth quarter earnings improved 74% over the fourth quarter of 1995.

     Finally, the Board believes the Company serves an important role in our community, a role it could not adequately serve as a subsidiary of a larger financial institution. The directors and executive officers of the Company are members of our community, who understand the needs of the area and are able to tailor the Company's policies and procedures to the community. The directors and executive officers of the Company are also stockholders who believe that the Company's value is increased by its reputation as an independent, community-based lender.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST' THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

     The proposal will be approved if a majority of votes cast by the holders of shares are cast in favor of the proposal. However, the proposal is only advisory and is not binding on the Company's Board of Directors. The Board has not decided what action, if any, it will take should the proposal be approved.

                  DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company's Secretary at the Company's main office located at 100 West North Avenue, Chicago, Illinois 60610 no later than November 13, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Morrow & Company to assist in the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket expenses.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            Mary Ann Hass
                                            Chairman and Chief Executive Officer


Chicago, Illinois
March 13, 1997

REVOCABLE                    NORTH BANCSHARES, INC.             REVOCABLE
PROXY               THIS PROXY IS SOLICITED ON BEHALF OF THE        PROXY
                              BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1997

        The undersigned hereby appoints the Board of Directors of North Bancshares, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's Main Office located at 100 West North Avenue, Chicago, Illinois, at 10:00 a.m., local time, on
April 23, 1997, and at any and all adjournments and postponements thereof. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD NOMINEE AND THE RATIFICATION OF THE INDEPENDENT AUDITORS AND AGAINST THE STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING. THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

        Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filling a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

        The undersigned acknowledges receipt from the Company, prior the execution of this proxy, of notice of the Meeting, a Proxy Statement dated March 13, 1997 and an Annual Report to stockholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be SIGNED on Reverse Side)




                             NORTH BANCSHARES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE AND THE INDEPENDENT AUDITORS.

                                  For         Vote Withheld                                      For      Against   Abstain
1. The election as director of    / /          / /             2.  The ratification of the       / /       / /       / /
                                                                   appointment of KPMG Peat
                                                                   Marwick LLP as independent
                                                                   auditors for the Company for
                                                                   the fiscal year ending
                                                                   December 31, 1997.

                                                                   THE BOARD OF DIRECTORS
                                                                   RECOMMENDS A VOTE "AGAINST"
                                                                   THE STOCKHOLDER PROPOSAL.
                                                                                                 For      Against   Abstain
                                                               3.  The stockholders proposal     / /       / /        / /
                                                                   concerning the creation of
                                                                   a special committee of the
                                                                   Board of Directors.

                                                                   Dated: __________________________________________, 1997
                                                                   _______________________________________________________
                                                                   Signature of Stockholder
                                                                   _______________________________________________________
                                                                   Signature of Stockholder

                                                                   Please sign exactly as your name(s) appear(s) to the left.
                                                                   When signing as attorney, executor, adminstrator, trustee
                                                                   or guardian, please give your full title.  If shares are
                                                                   held jointly, each holder should sign.